UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2023
Nikola Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38495 (Commission File Number)	82-4151153 (I.R.S. Employer Identification No.)
    4141 E Broadway Road
    Phoenix, AZ    85040
    (Address of principal executive offices)    (Zip Code)

(480) 666-1038
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 3, 2023, the board of directors (the “Board”) of Nikola Corporation (the “Company”) appointed Stephen J. Girsky President and Chief Executive Officer in connection with Michael Lohscheller’s resignation from that position, in each case effective August 4, 2023. Mr. Lohscheller also resigned from the Board, effective August 31, 2023.
Mr. Lohscheller will remain employed with the Company through September 29, 2023 as a non-executive officer in an advisory capacity to support the transition. In recognition of his service to the Company, the Board accelerated the vesting of certain restricted stock units held by Mr. Lohscheller that were otherwise scheduled to vest in 2024.
Mr. Girsky, age 61, has served as President, Chief Executive Officer and a director of VectoIQ Acquisition Corp., the Company’s predecessor company, from January 2018 to June 2020 and continues to serve as a member of the Board. Effective August 4, 2023, Mr. Girsky will cease serving as Chair of the Board, but will remain a member of the Board. Mr. Girsky is a Managing Partner of VectoIQ, LLC, an independent advisory and investment firm based in New York. Mr. Girsky served in a number of capacities at General Motors Company (NYSE: GM), a vehicle manufacturer (“General Motors”), from November 2009 until July 2014, including Vice Chairman, having responsibility for global corporate strategy, new business development, global product planning and program management, global connected consumer/OnStar, and GM Ventures LLC, global research & development and global purchasing and supply chain. Mr. Girsky also served on General Motors’ board of directors following its emergence from bankruptcy in June 2009 until June 2016. Mr. Girsky currently serves on the board of directors of Brookfield Business Partners Limited, the general partner of Brookfield Business Partners, L.P. (NYSE: BBU; TSX BBU.UN), a private equity company.
In connection with Mr. Girsky’s appointment as President and Chief Executive Officer, Mr. Girsky and the Company entered into an Executive Employment Arrangement (the “Employment Agreement”), pursuant to which Mr. Girsky will receive an annual base salary of $1,000,000, 550,000 restricted stock units and 1,000,000 performance stock units. Mr. Girsky’s Employment Agreement contains customary confidentiality and intellectual property assignment provisions.
Pursuant to the Employment Agreement, in the event of an Involuntary Termination (as defined in the Employment Agreement) of Mr. Girsky’s employment and subject to Mr. Girsky’s delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including two-year noncompete and nonsolicitation covenants and a nondisparagement covenant, Mr. Girsky would be entitled to receive: (1) a lump sum cash payment in an amount equal to $2,600,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Mr. Girsky’s performance-based award (and the post termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the Board, Mr. Girsky’s performance-based stock award will vest in an amount based upon the achievement of the performance milestones prior to his termination date.
As President and Chief Executive Officer, Mr. Girsky will continue to be party to the Company’s form of indemnification agreement previously entered into upon his joining the Board. The appointment of Mr. Girsky as President and Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Girsky and any director or executive officer of the Company, and there are no transactions between Mr. Girsky and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
On August 3, 2023, the Board appointed Steven M. Shindler, a current member of the Board and Chair of the Audit Committee, Chair of the Board effective, August 4, 2023. In connection with his appointment as Chair, the Board granted Mr. Shindler 75,000 restricted stock units.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on August 3, 2023. The matters voted upon at the meeting and the results of those votes are set forth below.
1.The following directors were elected to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Stephen J. Girsky	215,903,528	121,379,029	68,477,087
Michael Lohscheller	270,631,026	66,651,531	68,477,087
Michael L. Mansuetti	265,740,967	71,541,590	68,477,087
Mary L. Petrovich	220,875,948	116,406,609	68,477,087
Steven M. Shindler	230,027,905	107,254,652	68,477,087
Bruce L. Smith	225,824,012	111,458,545	68,477,087
Andrew M. Vesey	270,091,677	67,190,880	68,477,087
2.The proposal to approve an amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 800,000,000 to 1,600,000,000 was approved.

For	Against	Abstain
217,642,873	115,695,586	3,944,093
3.The proposal to approve the issuance of the Company’s common stock upon the conversion of 8.00% / 11.00% Series B Convertible Senior PIK Toggle Notes due 2026 and related change of control was approved.

For	Against	Abstain
216,677,224	115,391,210	5,214,119
4.The proposal to approve an amendment to the Nikola Corporation 2020 Stock Incentive Plan was approved.

For	Against	Abstain
246,543,331	85,154,409	5,584,812
5.The proposal to approve, on a non-binding advisory basis, the compensation paid by the Company to its named executive officers, was approved.

For	Against	Abstain	Broker Non-Votes
237,341,096	93,688,440	6,253,016	68,477,092
6.The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was ratified.

For	Against	Abstain
386,660,452	14,218,091	4,881,101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2023

NIKOLA CORPORATION

	By:	/s/ Britton M. Worthen
Britton M. Worthen
Chief Legal Officer